Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Bolt Projects Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(g)(2)	14,583,333	$11.50	(3)	$167,708,329.50	0.0001476	$24,753.75
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(c)(4)	28,297,770	$1.38	(5)	$39,050,922.60	0.0001476	$5,763.92
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(h)(6)	103,854	$17.06	(7)	$1,771,749.24	0.0001476	$261.51
Fees Previously Paid	Other	Warrants to purchase Common Stock	457(g)	5,000,000	—		—	0.0001476	—	(8)
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(c)(9)	22,000	$1.10	(10)	$24,090.00	0.0001476	$3.56
	Total Offering Amounts						$208,555,091.34		$30,782.73
	Total Fees Previously Paid								$30,779.18
	Total Fee Offsets								—
	Net Fee Due								$3.56

(1)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of shares of Common Stock issuable upon the exercise of (x) 5,000,000 outstanding privately placed warrants (the “Private Placement Warrants”) to purchase Common Stock and (y) 9,583,333 outstanding publicly issued warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

(3)	The price per share is based upon the initial exercise price per Warrant of $11.50.

(4)	Consists of (a) 19,748,931 shares of common stock held by registered holders pursuant to the amended and restated registration rights and lock-up agreement, (b) 470,120 shares of common stock purchased pursuant to subscription agreement by certain of the registered holders, (c) 466,980 shares of common stock reserved for issuance upon the exercise of options, (d) 1,211,739 shares of common stock reserved for issuance upon the vesting of restricted stock units, (e) 1,400,000 shares of common stock issued after Closing in connection with settlement agreements with a former Bolt Threads, Inc. landlord and vendor and as compensation for advisory services rendered in connection with Golden Arrow Merger Corp.’s initial public offering and the business combination, and (f) 5,000,000 shares of common stock reserved for issuance upon the conversion of the Private Placement Warrants;

(5)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.38, which is the average of the high and low prices of Common Stock on The Nasdaq Global Market on September 3, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(6)	Represents shares of Common Stock reserved for issuance upon the exercise of options to purchase shares of Common Stock.

(7)	Pursuant to Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $17.06, which is the weighted average exercise price at which the options covered by this registration statement may be exercised.

(8)	In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

(9)	Consists of 22,000 shares of common stock issued as partial compensation for advisory services rendered in connection with the business combination.

(10)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.10, which is the average of the high and low prices of Common Stock on The Nasdaq Global Market on September 12, 2024 (such date being within five business days of the date that this amendment to the registration statement was first filed with the SEC).